Exhibit  23


                      CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statements of New York State Electric & Gas Corporation on Form S-3 (Registration Nos. 33-54155 and 33-50719) and on Form S-8 (Registration Nos. 33-54993 and 33-31897) of our report dated January 27, 1995, on our audits of the consolidated financial statements and financial statement schedules of New York State Electric & Gas Corporation and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.




                                          COOPERS & LYBRAND L.L.P.



New York, New York
March 10, 1995